                                                                                                     THE CINCINNATI GAS & ELECTRIC COMPANY
                                                                                                     CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                                                     FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                            (dollars in thousands)

                                                              The Cincinnati   The Union Light,                      The West Harrison                 Tri-State          KO                      Consolidated The
                                                              Gas & Electric     Heat & Power     The Lawrenceburg    Gas & Electric    Miami Power   Improvement    Transmission                 Cincinnati Gas &
                                                                 Company            Company          Gas Company          Company          Corp.        Company        Company     Eliminations   Electric Company
                                                            ----------------- ------------------ ------------------ ------------------ ------------ --------------- ------------- -------------- -----------------
OPERATING ACTIVITIES
   Net income                                                    $266,820         $24,632                $316               $87            $9               $573         $196      ($25,813)          $266,820
   Items providing or (using) cash currently:
     Depreciation and amortization                                193,403          15,685                 499                19             1                  -          315             -            209,922
     Deferred income taxes and investment tax
        credits - net                                              26,554           8,926                 571                (8)            -                255          (60)            -             36,238
     Allowance for equity funds used during construction           (4,359)            (61)                (39)                -             -                  -            -             -             (4,459)
     Equity in earnings of consolidated subsidiaries              (25,764)              -                   -                 -             -                  -            -        25,764                  -
     Regulatory assets - net                                      (17,882)            259                   -                 -             -                  -            -             -            (17,623)
     Unrealized (gain) loss from energy risk
        management activities                                      (7,077)              -                   -                 -             -                  -            -             -             (7,077)
     Changes in current assets and current liabilities:                                                                       -             -                  -            -             -
        Restricted Deposits                                           (28)              -                   -                 -             -                  -            -             -                (28)
        Accounts and notes receivable, less
          accumulated provision for doubtful accounts            (322,793)        (14,269)               (928)              (13)            -                731          (31)       10,477           (326,826)
        Materials, supplies, and fuel                              (1,396)          1,354                 (20)                -             -                  -            -             -                (62)
        Accounts payable                                          231,666          15,832               1,821                17             -              1,051         (313)       (1,512)           248,562
        Accrued taxes and interest                                 23,964          (6,582)               (358)                3            (4)              (142)         (28)           49             16,902
    Other items - net                                             (45,427)          3,482                (954)              (12)           (2)             1,183           59       (10,254)           (51,925)
                                                            ----------------- ------------------ ------------------ ------------------ ------------ --------------- ------------- -------------- -----------------
          Net cash provided by (used in)
             operating activities                                 317,681          49,258                 908                93             4              3,651          138        (1,289)           370,444

Financing Activities
  Issuance of long-term debt                                            -               -                   -                 -             -                  -            -             -                  -
  Retirement of preferred stock                                      (168)              -                   -                 -             -                  -            -             -               (168)
  Redemption of long-term debt                                          -               -                   -                 -             -                  -            -             -                  -
  Change in short-term debt                                       148,773          (8,349)                956                 -             -                  -            -        (8,964)           132,416
  Dividends on preferred stock                                       (847)              -                   -                 -             -                  -            -             -               (847)
  Dividends on common stock                                      (232,334)         (9,657)               (398)              (90)           (8)               (25)         (75)       10,253           (232,334)
                                                            ----------------- ------------------ ------------------ ------------------ ------------ --------------- ------------- -------------- -----------------
           Net cash provided by (used in)
            financing activities                                  (84,576)        (18,006)                558               (90)           (8)               (25)         (75)        1,289           (100,933)

Investing Activities
  Construction expenditures (less allowance
    for equity funds used during construction)                   (226,909)        (28,433)             (1,407)               (2)            -             (3,313)         (63)            -           (260,127)
  Miscellaneous Investments                                         1,699               -                   -                 -             -                  -            -             -              1,699
                                                            ----------------- ------------------ ------------------ ------------------ ------------ --------------- ------------- -------------- -----------------
           Net cash provided by (used in)
            investing activities                                 (225,210)        (28,433)             (1,407)               (2)             -            (3,313)         (63)            -           (258,428)

Net increase (decrease) in cash and
     cash equivalents                                               7,895           2,819                  59                 1            (4)               313            -             -             11,083

Cash and cash equivalents at
     beginning of period                                            5,686           3,641                  76               107            11                 33            -             -              9,554
                                                            ----------------- ------------------ ------------------ ------------------ ------------ --------------- ------------- -------------- -----------------
Cash and cash equivalents at
    end of period                                                 $13,581          $6,460                $135              $108            $7               $346           $-            $-            $20,637